                    AMENDMENT NO. 35 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

         This AMENDMENT NO. 35 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of March 15, 2000, by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined) and The Nardi Group, L.L.C., a Delaware limited liability company (the "Nardi Company"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").


                              W I T N E S S E T H:

         WHEREAS, in connection with PGRT's November 1997 initial public offering, the Nardi Company contributed certain properties to the Partnership (the "Nardi Contribution") in exchange for 927,100 Common Units of General Partner Interest in the Partnership (the "Nardi GP Common Units");

         WHEREAS, concurrently with the Nardi Contribution, PGRT and the Partnership granted to the Nardi Company two options to put portions of the Nardi GP Common Units to PGRT and the Partnership on the terms and subject to the conditions set forth in that certain Put Option Agreement, dated as of November 17, 1997, by and among the Nardi Company, PGRT and the Partnership (the "Put Option Agreement");

         WHEREAS, also concurrently with the Nardi Contribution, the Partnership entered into a Tax Indemnification Agreement, dated as of November 17, 1997 (the "Tax Indemnification Agreement"), with affiliates of the Nardi Company consisting of Stephen J. Nardi, an individual, Narco Enterprises, Inc., an Illinois corporation and Nardi Group Limited, a Delaware corporation (collectively, the "Nardi Indemnitees"), pursuant to which the Partnership agreed to indemnify the Nardi Indemnitees against certain tax liabilities on the terms and subject to the conditions set forth in the Tax Indemnification Agreement;

         WHEREAS, the Nardi Company desires that the Nardi GP Common Units be converted (the "Conversion") into Common Units of Limited Partner Interest in the Partnership ("LP Common Units") and to withdraw from its capacity as a General Partner of the Partnership concurrently with the Conversion;

     WHEREAS, PGRT and the Partnership desire to convert the Nardi GP Common Units into LP Common Units as described above;

         WHEREAS, the Nardi Company was admitted to the Partnership as an Additional Limited Partner as of April 22, 1999 pursuant to Amendment No. 22 to the Limited Partnership Agreement;

         WHEREAS, in connection with the Conversion, the parties desire to concurrently terminate the Put Option Agreement and to modify the Tax Indemnification Agreement;

         WHEREAS, pursuant to Section 11.2.A. of the Limited Partnership Agreement, the withdrawal of the Nardi Company from its capacity as a General Partner of the Partnership requires the Consent of the Partners and the consent of the Managing General Partner;

         WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect (i) the increase in outstanding Common Units of Limited Partner Interest and the related decrease in outstanding Common Units of General Partner Interest resulting from the Conversion and (ii) the withdrawal of the Nardi Company from its capacity as a General Partner of the Partnership; and

         WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. CONVERSION OF THE NARDI GP COMMON UNITS; PGRT SHAREHOLDER APPROVAL. (a) Upon the effectiveness of this Amendment, the 927,100 Nardi GP Common Units are hereby converted into an aggregate of 927,100 LP Common Units (the "New LP Common Units").

                  (b) Each of the New LP Common Units shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after the date that is six months after the date of this Amendment (as opposed to November 17, 1998) and (ii) such New LP Common Units will be subject to the Registration Rights Agreement dated as of December 15, 1997 by and among PGRT, the Partnership and H Group
LLC (as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997).

         Section 2. WITHDRAWAL OF THE NARDI COMPANY AS A GENERAL PARTNER. PGRT, as Managing General Partner, hereby consents to the withdrawal of the Nardi Company from its capacity as a General Partner of the Partnership, effective upon the effectiveness of this Amendment. Upon the effectiveness of this Amendment, the Nardi Company hereby withdraws from its capacity as a General Partner of the Partnership.

         Section 3. ACCEPTANCE OF TERMS AND CONDITIONS OF THE LIMITED PARTNERSHIP AGREEMENT APPLICABLE TO LIMITED PARTNERS. The Nardi Company hereby acknowledges and agrees that, as a Limited Partner of the Partnership, the Nardi Company continues to be bound by all of the terms and conditions of the Limited Partnership Agreement applicable to Limited Partners, including without limitation, the provisions of Section 2.4 of the Limited Partnership Agreement.

         Section 4. REPRESENTATIONS AND WARRANTIES OF THE NARDI COMPANY. The Nardi Company hereby acknowledges, represents and warrants to PGRT and the other Partners that each of the representations and warranties set forth in Section 3.3.D. of the Limited Partnership Agreement are true and correct with respect to the Nardi Company as of the date hereof.

         Section 5. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Upon the effectiveness of this Amendment, Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of EXHIBIT A attached hereto. From and after the effectiveness of this Amendment, the amended and restated EXHIBIT A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 6. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective contemporaneously with, and subject to:

         (i) the receipt by the Managing General Partner of the Consent of the Partners to the withdrawal of the Nardi Company from its capacity as a General Partner of the Partnership, in the form of a written consent pursuant to Section 14.1 of the Limited Partnership Agreement;

         (ii) the execution and delivery by the Partnership to the Nardi Company of a Common Unit Certificate representing 927,100 LP Common Units;

        (iii) the surrender and delivery by the Nardi Company to the Partnership of the Common Unit Certificate representing the 927,100 GP Common Units (Cert. No.
                           17) issued by the Partnership to the Nardi Company on November 17, 1997;

         (iv) the execution and delivery by the Nardi Company of the Put Option Termination Agreement substantially in the form of EXHIBIT B attached hereto;

         (v) the execution and delivery by the Nardi Company of the First Amendment to the Tax Indemnification Agreement substantially in the form of EXHIBIT C attached hereto; and

         (vi) the approval by PGRT's common shareholders of the issuance by PGRT of up to 927,100 (subject to any applicable anti-dilution adjustments) of its common shares of beneficial interest upon exchange of the New LP Common Units.

         Section 7. REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP
                    AGREEMENT.

                  A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                  B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

         Section 8. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signatures hereto.

         Section 9. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.



                            [signature page follows]

                    AMENDMENT NO. 35 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



MANAGING GENERAL PARTNER:                   LIMITED PARTNERS:

PRIME GROUP REALTY TRUST, a                 Each Limited Partner hereby
Maryland real estate investment             executes this Amendment to
trust                                       the Limited Partnership
                                            Agreement.




                                            By:   PRIME GROUP REALTY TRUST, a
By: [s] James F. Hoffman                    Maryland real estate investment
   -------------------------                trust , as attorney-in-fact
Name:  James F. Hoffman
Title: Senior Vice President

                                            By: [s] James F. Hoffman
                                               -------------------------------

                                            Name:  James F. Hoffman

                                            Title: Senior Vice President

                                            WITHDRAWING GENERAL PARTNER:

                                            THE NARDI GROUP, L.L.C., a Delaware
                                            limited liability company


                                            By: [s] Stephen J. Nardi
                                               -------------------------------

                                            Name: Stephen J. Nardi
                                                 -----------------------------

                                            Its: Managing Member
                                                 -----------------------------

                                    EXHIBIT A*

               PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS


                                                                   Number of                      Capital
Managing General Partner                                         Common Units                   Contribution
------------------------                                         ------------                   -------------
Prime Group Realty Trust                                          15,264,835                          **
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601
         Attn:  Richard S. Curto
                James F. Hoffman

Limited Partners

The Nardi Group, L.L.C.                                            1,255,282                    $23,448,061
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Carol Stream Industrial Park Joint Venture                          151,621                      $2,146,374
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Edward S. Hadesman
Trust Dated May 22, 1992                                            398,427                      $7,968,540
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614



-------------------
* As amended by Amendment No. 35 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P. This Exhibit A reflects the ownership of units as of the date of this Amendment No. 35 assuming the effectiveness of this Amendment No. 35. The units listed on this Exhibit A are subject to revisions as indicated by future Amendments.

** This amount shall be inserted by the Managing General Partner.

                                Exhibit A-1


                                                                   Number of              Capital
Limited Partners                                                 Common Units           Contribution
----------------                                                 ------------           ------------
Carolyn B. Hadesman                                                 54,544               $1,090,880
Trust Dated May 21, 1992
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Lisa Hadesman 1991 Trust                                            169,053              $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Cynthia Hadesman 1991 Trust                                         169,053              $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Tucker B. Magid                                                     33,085               $661,700
         545 Ridge Road
         Highland Park, IL 60035

Frances S. Shubert                                                  36,006               $720,120
         511 Lynn Terrace
         Waukegan, IL  60085

Sky Harbor Associates                                               62,149               $1,242,980
         c/o Howard I. Bernstein
         6541 North Kilbourn
         Lincolnwood, IL  60646

Jeffrey A. Patterson                                                110,000              $2,200,000
         c/o Prime Group Realty Trust
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601


                                Exhibit A-2


                                                                   Number of               Capital
Limited Partners                                                 Common Units           Contribution
----------------                                                 ------------          -------------
Primestone Investment Partners, L.P.                               7,944,893                  **
         c/o The Prime Group, Inc.
         77 West Wacker Drive
         Suite 4200
         Chicago, IL  60601
         Attn:  Paul A. Roehri

Prime Group VI, L.P.                                                304,097              $6,050,500
         c/o The Prime Group, Inc.
         77 West Wacker Drive
         Suite 4200
         Chicago, IL  60601
         Attn:  Michael W. Reshcke
                Robert J. Rudnik

H Group LLC                                                         87,821               $1,300,000
         c/o Heitman Financial Ltd.
         180 N. LaSalle
         Suite 3600
         Chicago, IL  60601
         Attn:  Norman Perlmutter

Ray R. Grinvalds                                                     2,608               $52,160
         714 Blaine Court
         Schaumburg, IL 60173

Sandra F. Grinvalds                                                  2,608               $52,160
         714 Blaine Court
         Schaumburg, IL 60173

Warren H. John, as Trustee of the Warren H. John                    37,259               $745,180
Trust dated December 18, 1998
         1730 N. Clark Street
         Chicago, IL  60614



______________
** This amount shall be inserted by the Managing General Partner.


                                Exhibit A-3


                                                              Number of                       Capital
Managing General Partner                                   Preferred Units                 Contribution
------------------------                               ---------------------------         -------------

Prime Group Realty Trust                               2,000,000                                 **
         77 West Wacker Drive                          Convertible Preferred Units
         Suite 3900
         Chicago, IL  60601
         Attn:    Richard S. Curto
                  James F. Hoffman

Prime Group Realty Trust                               4,000,000                                   **/
         77 West Wacker Drive                          Series B Preferred Units
         Suite 3900
         Chicago, IL  60601
         Attn:    Richard S. Curto
                  James F. Hoffman


______________
** This amount shall be inserted by the Managing General Partner.


                                 Exhibit A-4